Exhibit 99.1

FOR IMMEDIATE RELEASE:

TX HOLDINGS REPORTS FIRST QUARTER RESULTS FOR 2014 FISCAL YEAR
REVENUE INCREASED 15.7%
REPORTED NET INCOME COMPARED TO NET LOSS IN FIRST QUARTER OF FISCAL 2013
FOURTH CONSECUTIVE QUARTER REPORTING NET INCOME

●	Revenue for quarter ended December 31, 2013, increased 15.7% as compared to the quarter ended December 31, 2012

●	Loss from operations decreased 22.6% as compared to the quarter ended December 31, 2012

●	Gross profit for the quarter ended December 31, 2013, increased 23.5% as compared to the quarter ended December 31, 2012

●	Net income was $19,647 as compared to a net loss in the quarter ended December 31, 2012

●	Fourth consecutive fiscal quarter reporting net income

ASHLAND, Kentucky – January 27, 2014 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for its first fiscal quarter of 2014.  The company reported increased sales as compared to the first quarter of fiscal 2013 and posted net income as compared to a net loss in the first quarter of fiscal 2013.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that “Our results for the quarter ended December 31, 2013, continue to bear out our decision to expand our business into the distribution of rail and mining supplies.  Our earnings grew during the first quarter of fiscal 2014 compared to the same quarter in fiscal 2013. We continue to be pleased with our sales and operating results.  This is the fourth consecutive quarter in which we have reported net income.  We are working to maintain this trend while controlling our product costs and operational expenses, although we continue to incur expenses in connection with litigation against certain members of prior management.”

First Fiscal Quarter of 2014 - Financial Summary

Revenue for the quarter ended December 31, 2013, was $897,881 as compared to $776,246 for the quarter ended December 31, 2012, an increase of $121,635 or 15.7%.

Cost of goods sold was $670,409 as compared to cost of goods sold of $592,048 for the quarter ended December 31, 2012, an increase of $78,361 or 13.2%, due to higher sales volume.

Gross profit for the quarter ended December 31, 2013, was $227,472, an increase of $43,274 or 23.5% over the gross profit of $184,198 for quarter ended December 31, 2012.

Operating expenses were $277,542 as compared to $248,845 for the quarter ended December 31, 2012, an increase of $28,697 or 11.5%.  Commission expense increased $35,714 or 49.8% due to increased sales.  Professional fees increased $30,005 or 102.7% as compared to the quarter ended December 31, 2012, as a result of higher legal expenses related to an ongoing litigation matter.  Other operating expenses decreased by $35,077 or 24.5%.

Loss from operations was $50,070 compared to a loss from operations of $64,647 during the quarter ended December 31, 2012, a decrease of $14,577 or 22.6%.

Net income was $19,647 compared to a net loss of $87,247 for the quarter ended December 31, 2012, an increase of $106,894, in part due to the reversal of a prior period debt the company deems no longer payable.

At December 31, 2013, cash and cash equivalents were $100,609 a decrease of $74,419 or 42.5% as compared to the year ended September 30, 2013. Cash used in operating activities was $25,319 compared to $201,810 in the quarter ended December 31, 2012, a decrease of $176,491 or 87.5%.  The decrease in cash and cash equivalents and the cash used in operating activities reflected the company’s continued efforts to increase finished goods inventory by $573,382 from the prior year-end levels to meet projected increases in sales demand and was minimized by an increase in accounts payable of $401,241, net income for the quarter of $19,647, and a decrease in accounts receivable of $184,665.    Cash used in financing activities was $49,100 during the quarter ended December 31, 2013, due to the company reducing the amount due under stockholder advances.

To fund ongoing operations during the period, the company continued to rely upon financing provided by Mr. Shrewsbury, our CEO, including demand notes and advances of an aggregate of $1.8 million and a secured bank line of credit, of which $248,500 had been drawn upon at December 31, 2013.

Accounts receivable were $241,265 as compared to $425,930 as of the year ended September 30, 2013, a decrease of $184,665 or 43.3% due to a decline in demand during the winter months.

Inventory was $2,423,369 as compared to $1,849,987 as of the year ended September 30, 2013, an increase of $573,382 or 31.0%.  The company increased inventory due to anticipated growth in demand.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Form10-Q, our Annual Reports on Form 10-K, and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement.  Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks.  Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury
Chairman and CEO
TX Holdings, Inc.
(606) 928-1131

TX HOLDINGS, INC.
BALANCE SHEETS
December 31, 2013 and September 30, 2013
	(Unaudited)
	December 31,	September 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$100,609	$175,028
Accounts receivable, net of allowance for doubtful accounts of $13,993 as of 12/31/13 and 9/30/13	241,265	425,930
Inventory	2,423,369	1,849,987
Commission advances	16,169	3,546
Notes receivable-current	10,000	10,000
Other current assets	10,857	23,275
Total current assets	2,802,269	2,487,766

Property and equipment, net	40,887	43,387
Notes receivable, less current portion	27,380	27,380
Other	-	200

Total Assets	$2,870,536	$2,558,733

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$823,900	$889,885
Accounts payable	1,093,421	692,180
Advances from stockholders/officers	456,483	499,583
Bank- line of credit	248,500	248,500
Total current liabilities	2,622,304	2,330,148

Notes payable to a stockholder	1,351,997	1,351,997
Total Liabilities	3,974,301	3,682,145

Commitments and contingencies

Stockholders’ deficit:
Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	-	-
Common stock: no par value, 250,000,000 shares authorized, and 48,053,084 shares issued and outstanding at December 31, 2013 and September 30, 2013	9,293,810	9,293,810
Additional paid-in capital	4,304,280	4,304,280
Accumulated deficit	(14,701,855)	(14,721,502)
Total stockholders’ deficit	(1,103,765)	(1,123,412)

Total Liabilities and Stockholders’ Deficit	$2,870,536	$2,558,733

TX HOLDINGS, INC.
STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2013 and 2012
	Unaudited
	December 31,	December 31,
	2013	2012

Revenue	$897,881	$776,246

Cost of goods sold	(670,409)	(592,048)

Gross profit	227,472	184,198

Operating expenses, except items shown separately below	108,322	133,283
Commission expense	107,493	71,779
Professional fees	59,227	29,222
Loss on settlement of accounts payable	-	10,116
Depreciation expense	2,500	4,445
Total operating expenses	277,542	248,845

Income/(loss) from operations	(50,070)	(64,647)

Other income and (expense):
Gain on extinguishment of debt	93,167	-
Gain/(loss) on disposal of fixed assets	-	500
Other income	-	-
Interest expense	(23,450)	(23,100)

Total other income and (expense), net	69,717	(22,600)

Income (loss) before provision for income taxes	$19,647	$(87,247)

Provision for Income taxes	8,000	-
Utilization of net operating loss carry forward	(8,000)	-

Net income/(loss)	$19,647	$(87,247)

Net earnings/(loss) per common share Basic and Diluted	$-	$-

Weighted average of common shares outstanding-
Basic	48,053,084	47,417,214
Diluted	48,203,084	47,417,214

TX HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT (UNAUDITED)
For the Three Months Ended December 31, 2013

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at
September 30, 2013	-	-	48,053,084	$9,293,810	$4,304,280	$(14,721,502)	$(1,123,412)

Net Income						19,647	19,647

Balance at
December 31, 2013	-	-	48,053,084	$9,293,810	$4,304,280	$(14,701,855)	$(1,103,765)

TX HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
For the Three Months Ended December 31, 2013 and 2012
	Unaudited
	December 31,	December 31,
	2013	2012
Cash flows used by operating activities:
Net income/(loss)	$19,647	$(87,247)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation expense	2,500	4,445
Loss on settlement of accounts payable	-	10,116
Gain on sale of equipment	-	(500)
Gain on extinguishment of debt	(93,167)	-
Deposit write-off	200	-
Changes in operating assets and liabilities:
Commission advances	(12,623)	(2,783)
Finished goods inventory	(573,382)	(536,768)
Other current assets	12,418	28,771
Accounts receivable	184,665	(122,343)
Accrued liabilities	27,182	57,584
Accounts payable	401,241	440,915
Stockholder advances for operations	6,000	6,000
Net cash used in operating activities	(25,319)	(201,810)

Cash flows used in investing activities:
Purchase of equipment	-	(13,144)
Proceeds received on sale of equipment	-	500
Net cash used in investing activities	-	(12,644)

Cash flows provided by financing activities:
Proceeds from line of credit	-	240,000
Proceeds from stockholder/officer advances	900	30,000
Payments of stockholders advances	(50,000)	(42,000)
Net cash used in financing activities	(49,100)	228,000

Increase/(decrease) in cash and cash equivalents	(74,419)	13,546
Cash and cash equivalents at beginning of period	175,028	3,135

Cash and cash equivalents at end of period	100,609	$16,681

Non-cash investing and financing activities:
Accounts payable exchanged for common stock	-	$49,884

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